UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

[X]	Definitive Additional Materials

INTERNATIONAL LAND ALLIANCE, INC.

(Name of Registrant as Specified In Its Charter)

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[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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INTERNATIONAL LAND ALLIANVE, INC.

350 19th Avenue, Suite 1000

San Diego, California 92101

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

An Information Statement is being made available by the Board of Directors of International Land Alliance, Inc., a Wyoming corporation (the “Company”), to holders of record of the Company’s common stock at the close of business on July 21, 2021 (the “Record Date”). The purpose of this Information Statement is to inform the Company stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock, dated July 21, 2021:

1-2.	To approve the Company’s 2020 Equity Plan and the conditional grants made thereunder to date.

The foregoing actions were approved on July 21, 2021 by our Board of Directors. In addition, on July 21, 2021 the holders of 50.7% of the Company’s outstanding voting securities, as of the Record Date approved the foregoing actions. The number of shares voting for the proposals was sufficient for approval.

Chapter 16 of Article 17 of the WBCA provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. The WBCA, however, require that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all stockholders who were entitled to vote upon the action but who have not consented to the action. Under Wyoming law, stockholders of the Company (the “Stockholders”) are not entitled to dissenters’ rights with respect to the Authorized Share Increase or the 2020 Equity Plan.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement are available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement is available at www.ila.company.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before August 16, 2021 to facilitate timely delivery.

-	E-mail to Jason@ila.company.
-	Mail at International Land Alliance, Inc. 350 10th Avenue, Suite 1000, San Diego, CA 92101. Atten: Jason Sunstein
-	Telephone call to (877) 661-4811.

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Jason Sunstein
Jason Sunstein, Chief Operating Officer
Dated: August 6, 2021